Exhibit 3.1



                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                              WAUSAU PAPER CORP.


                                   ARTICLE 1

      The name of the corporation shall be Wausau Paper Corp. (the
"Corporation").

                                   ARTICLE 2

      The period of its existence shall be perpetual.

                                   ARTICLE 3

      The purpose shall be to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                   ARTICLE 4

                                    PART I

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,500,000. Of these (1) 100,000,000 shares shall be common stock without par value (hereinafter sometimes referred to as "Common Stock"); and (2) 500,000 shares shall be shares of preferred stock without par value (hereinafter sometimes referred to as "Preferred Stock").

      The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the establishment and issuance of Preferred Stock without par value in one or more series; to fix the number of shares in each such series and to fix the designations and all the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each such series; and to determine that shares of each such series shall have more than one vote, or one vote, or less than one vote, or shall have no voting rights.

      The holder of each outstanding share of Common Stock shall have one vote per share with respect to all matters submitted to a vote of shareholders.
                                       -1-
                                    PART II

                (SERIES A JUNIOR PARTICIPATING PREFERRED STOCK)

            (a) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 75,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

            (b)   Dividends and Distributions.

                  (i) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock without par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
                                       -2-
                  (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in clause (i) of this paragraph (b) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share by share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            (c) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
                                       -3-
                  (ii) Except as otherwise provided herein, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (iii) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            (d)   Certain Restrictions.

                  (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (A) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                        (B) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                        (D) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and
                                       -4-
            preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under clause
      (i) of this paragraph (d), purchase or otherwise acquire such shares at such time and in such manner.

            (e) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein.

            (f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or
                                       -5-
any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (h) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

            (i) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

            (j) Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                   ARTICLE 5

      No holder of shares of this Corporation shall be entitled to preemptive rights or to any right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into stock of any class, and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in its absolute discretion, may deem advisable.

                                   ARTICLE 6

      The Board of Directors of this Corporation shall consist of such number of members as the By-laws may provide, but not less than three (3) members nor more than nine (9) members. Members of the Board of Directors shall have such qualification as may from time to time be provided by the By-laws of this Corporation. Directors shall be divided into three (3) classes to be as nearly equal as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, the second class shall expire at the second annual meeting after their election, and the third class shall expire at the third annual
                                       -6-
meeting after their election. At each annual meeting after such classification, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. No change in the number of Directors will affect the term of office of a Director. The affirmative vote for four-fifths of the outstanding shares entitled to vote for the election of a Director shall be required to remove such Director from office. Amendment of this Article of Incorporation (Article 6) shall require the affirmative vote of four-fifths of all classes of stock of the Corporation entitled to vote thereon.

                                   ARTICLE 7

      The address of the registered office is One Clark's Island, P.O. Box 1408, Wausau, Marathon County, Wisconsin 54401, and the name of the registered agent at such address is Daniel R. Olvey.

                                   ARTICLE 8

                                    PART I

      These Articles of Incorporation may be amended in the manner authorized by the Wisconsin Business Corporation Law at the time of amendment unless a specific article of incorporation (including this article) requires a different proportion of the shares of stock of all classes of stock of the Corporation.

                                    PART II

            (a) Except as set forth in paragraph (d) of this Part II, the affirmative vote or consent of the holders of four-fifths of all classes of stock of this Corporation entitled to vote in elections of directors, considered for the purposes of this Part II as one class, shall be required
(i) for the adoption of any agreement for the merger or consolidation of this Corporation with or into any other corporation, or (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of the assets of this Corporation to, or any sale, lease, exchange, mortgage, pledge or other disposition to this Corporation or any subsidiary thereof in exchange for securities of this Corporation of any assets of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than ten per cent of the outstanding shares of stock of this Corporation entitled to vote in elections of directors considered for the purposes of this Part II as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law, these Articles of Incorporation or any agreement between this Corporation and any national securities exchange.
                                       -7-
            (b) For the purposes of this Part II, (i) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this Corporation (A) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of subclause (A), above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1969, and (iii) the outstanding shares of any class of stock of this Corporation shall include shares deemed owned through application of subclauses (A) and (B) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

            (c) The Board of Directors shall have the power and duty to determine for the purposes of this Part II on the basis of information known to such Board, whether (i) such other corporation, person or other entity beneficially owns more than ten per cent of the outstanding shares of stock of this Corporation entitled to vote in elections of directors, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, and (iii) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Part II.

            (d) The provisions of this Part II shall not be applicable to (i) any merger or consolidation of this Corporation, with or into any other corporation, or any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of the assets of this Corporation to, or any sale, lease, mortgage, pledge or other disposition to this Corporation or any subsidiary thereof in exchange for securities of this Corporation of any assets of, any other corporation, person or other entity, if such transaction is approved by resolution of the Board of Directors of the Corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any such other corporation, person or other entity shall have become a beneficial owner of more than ten per cent (10%) of the shares of stock of this corporation entitled to vote in an election of directors; or (ii) any merger or consolidation of this Corporation with, or any sale, lease, exchange, mortgage, pledge or other disposition to this Corporation or any subsidiary thereof of any assets of any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this Corporation and its subsidiaries.

            (e) No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Part II, unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of this corporation entitled to vote in elections of directors, considered for the purposes of this Part II as one class.
                                       -8-
                                   ARTICLE 9

                                    PART I

            (a)   Except as otherwise expressly provided in Part II of this
Article 9 and in addition to any other provision of law and as may otherwise be set forth in these Articles, the consummation of any Business Combination shall require that all of the following conditions shall have been met:

                  (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                        (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                        (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 9 as the "Determination Date"), whichever is higher; and

                        (C) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (a)(i)(B) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to
            (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

                  (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock (and other than Institutional Voting Stock), shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (a)(ii) shall be required to be met with respect to every class of outstanding Voting Stock [other than Institutional Voting Stock], whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):
                                       -9-
                        (A)   (if applicable) the highest per share price

            (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an interested shareholder, whichever is higher;

                        (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                        (C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                        (D) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph (a)(ii)(C) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock.

                  (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                  (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
      Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (B) there shall have been
      (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization,
                                       -10-
      reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                  (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (vi) A proxy or information statement describing the proposed Business Combination and containing the information specified for proxy or information statements under the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed by or on behalf of and at the expense of the Interested Shareholder seeking to effect such Business Combination, to Shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

            (b) The term "Business Combination," as used in this Article 9, shall mean:

                  (i) any merger or consolidation of the Corporation or any Subsidiary with (A) any Interested Shareholder or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; and

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; and

                  (iii) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; and
                                       -11-
                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; and

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

                                       PART II

            The provisions of Part I of this Article 9 shall be applicable to each particular Business Combination unless (a) such Business Combination shall have been approved by the affirmative vote of at least two-thirds of the voting power of all shares of Voting Stock (considered for purposes of this Article 9 as one class, it being understood that for purposes of this Article 9, each share of Voting Stock shall have the number of votes granted to it pursuant to Article 4 of these Articles of Incorporation) which are then held by Independent Shareholders or (b) a majority of the Continuing Directors shall by resolution have approved a memorandum of understanding with such Interested Shareholder with respect to and substantially consistent with such Business Combination.

                                      PART III

            For purposes of this Article 9, the following terms shall have the meaning hereinafter set forth:

                  (a) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on November 19, 1984.

                  (b)   A person shall be a "beneficial owner" of any Voting
      Stock:

                        (i) which such person or any of its Affiliates or Associates (as herein defined) beneficially owns, directly or indirectly; or

                        (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants
                                       -12-
            or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                        (iii) which are beneficially owned, directly or
            indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (c) "Continuing Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder referred to in the definition of "Business Combination" in paragraph (b) of Part I of this Article 9 and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

                  (d) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if NASDAQ is not then in use, any other system then in use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.

                  (e) "Independent Shareholder" shall mean any person who or which:

                        (i) is the beneficial owner, directly or indirectly, of one or more shares of Voting Stock, and

                        (ii) is not the Interested Shareholder, an Affiliate or an Associate of the Interested Shareholder or a party to or subject to any agreement or understanding with the Interested Shareholder or any Affiliate of an Associate thereof for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock; which Interested Shareholder or Affiliate or Associate of the Interested Shareholder is referred to in the definition of "Business Combination" in paragraph (b) of Part I of this Article 9.
                                       -13-
                  (f) "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks and/or similar financial institutions or institutional investors.

                  (g) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                        (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                        (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question, became the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                        (iii) is an assignee of or has otherwise succeeded to
            any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  For the purposes of determining whether a person is an Interested Shareholder pursuant to this paragraph (g), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (b) of this Part III but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (h) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph (a)(i) and (ii) of Part I of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (i) A "person" shall mean any individual, firm, corporation or other entity.

                  (j) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (g) of this Part III, the term "Subsidiary" shall mean only a corporation of
                                       -14-
      which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  (k) "Voting Stock" shall mean each share of stock of the Corporation generally entitled to vote in elections of Directors.

      The directors of the Corporation shall have the power and duty to determine, for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) whether a person is an Independent Shareholder, (c) the number of shares of Voting Stock beneficially owned by any person, (d) whether a person is an Affiliate or Associate of another, (e) whether a class of Voting Stock is Institutional Voting Stock and (f) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

                                    PART IV

      Nothing contained in this Article 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                    PART V

      Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of four-fifths of all classes of stock of this Corporation entitled to vote in elections of directors, considered for the purposes of this Part V as one class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
Article 9 of these Articles of Incorporation.

                                  ARTICLE 10

                                    PART I

      Subject to the provisions of Part II hereof, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law.

                                    PART II

      Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors. A director
                                       -15-
elected to fill a vacancy, other than a vacancy created by an increase in the number of directors, shall be elected for the unexpired term of his predecessor. A director elected to fill a vacancy created by an increase in the number of directors shall be elected for a term of office continuing only until the next succeeding annual election of directors of any class.

                                   PART III

      Despite any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and despite the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of four-fifths of all classes of stock of this Corporation entitled to vote in elections of directors, considered for the purpose of this Part III as one class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 10 of these Articles of Incorporation.

                                  ARTICLE 11

      These articles shall supersede and take the place of the heretofore existing Articles of Incorporation and all amendments thereto.
                                       -16-